UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT  REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 17, 2015

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CRYOLIFE, INC.

(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W.,  Kennesaw,  Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________

(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8	Optional 8-K Filings

Item 8.01	Other Events

On November 17, 2015, CryoLife, Inc. (“CryoLife” or the “Company”) and Medafor, Inc., a subsidiary of C.R. Bard, Inc. (“Medafor”), entered into a resolution to end the patent dispute in the U.S. District Court for the District of Delaware (“the Court”) between the companies regarding PerClot®.

Under terms of the resolution, which is subject to approval by the Court, all parties have agreed to end the litigation, jointly dismissing all claims and counterclaims with prejudice and waiving all appeal rights in this case. Each party agreed to bear its own attorneys’ fees and costs associated with the litigation. In addition, the Court’s preliminary injunction entered March 31, 2015 with respect to CryoLife’s marketing and sale of PerClot in the U.S. will remain in effect until the expiration of Medafor’s U.S. Patent No. 6,060,461 (the “‘461 Patent”) on February 8, 2019, and the Court will retain jurisdiction over the matter to enforce the settlement.

The commercial impact of the resolution is modest, as the Company currently does not expect to be in a position to receive FDA approval for PerClot until, at the earliest, 2018 and, therefore, to be able to commercialize PerClot in the United States until just months before the expiration of the ‘461 Patent.

Section 9Financial Statements and Exhibits.

Item 9.01(d)Exhibits.

(d)Exhibits.

Exhibit Number	Description
99.1*	Press release dated November 17, 2015

*  This exhibit is furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date:  November 17, 2015

/s/

By:	/s/ D. Ashley Lee
Name:	D. Ashley Lee
Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer